Consulting Agreement Intesec Group LLC & LMIC Manufacturing               1 of 6



                                                                   EXHIBIT 10.12

                        INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is made and effective this November 19, 2003, by and between InteSec Group LLC, PO Box 681, Ridgewood, NJ 07450 a New Jersey Limited Liability Company ("Consultant") and LMIC Manufacturing, Inc., 6435 Virginia Manor Road, Beltsville, MD 20705 ("Company").

Now, therefore, Consultant and Company agree as follows:

1. ENGAGEMENT.

Company hereby engages Consultant, and Consultant accepts engagement to provide to Company the following services:

InteSec Group LLC is being hired to provide:

o One year, November 24, 2003 to November 23, 2004 Marketing Consulting Services. These services will be performed at InteSec Group LLC, on the road or at the Companies facilities.

o     Provide support for the Company in their GSA contract.

o Provide support in marketing to the Federal, State and Local Government listed clients and others.

o Aide in the determination and methods for obtaining Federal and listed client business.

o     Gather Marketing and Sales information.

o Create in the government product and brand recognition an awareness of LMIC.

o     Provide  support  in  developing   reseller,   integrator  and  partnering
      relationships.

o Provide strategy and program development with integrators, government contractors and the federal government.

o     Provide support of bid or proposal strategy.

o     Provide support for bid development.

o     Provide support for contract negotiation.

o     Provide support for contract management.

o     Provide support for equipment / services price proposals.


2. TERM.

Consultant shall provide services to Company pursuant to this Agreement for a term commencing on November 24, 2003 and ending on November 23, 2004.

3. PLACE OF WORK.

Consultant shall render services primarily at the InteSec Group LLC facilities or on the road, but will, upon request, provide the services at Company offices or such other places as reasonably requested by Company as appropriate for the performance of particular services. The Company will reimburse expenses associated with travel to these locations.


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4. TIME.

Consultant's organization daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average 50 hours per month in the performance of services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5. PAYMENT.

Company shall pay Consultant, either in cash or equity or mix at Company's choice. The mix of stock shall not exceed $8,000 per month. The price per share that will be the divisor for calculation of the number of shares to be issued for the per-month stock payment will be the average value of the share price at the closing of the last five days of the month. The $8,000 monthly stock payment will be divided by the per share divisor. The $16,000 payment (all reference to payments, cash payments, or equity payment in this agreement can be satisfied by a mix of cash and equity at the Company's election, the minimum cash payment shall be $8,000) per month for services, plus a 8% commission on the first 20 million (0-20 million) of sales, 7% on sales form $20-40 million, and 6% for sales above the total of $40 million for assigned government and agreed accounts for goods sold due to the Consultant's efforts. The Consultant will also be reimbursed for expenses; expense payment terms are Net 15 Days. Assigned accounts are listed in Attachment 1, to be revised from time to time. The Consultant will continue be paid on contracts closed after November 15, 2003 or assigned accounts from November 15, 2003 a sum of 4% of goods and services sold for a period of twelve (12) months after termination of this Agreement. All services rendered by Consultant, and all cost associated with Consultant are directly related to government related businesses and are considered direct cost and used in the calculation of overhead to the government as a cost of doing business.

      (a)   Commission Entitlement;

            (i) Commissions of an 8% commission on the first 20 million (0-20 million) of sales, 7% on sales from $20-40 million, and 6% for sales above the total of $40 million of Actual Cash Collections shall be paid to the Consultant for sales to Clients assigned by the company during the term of this agreement. Commissions of 4% shall be paid for a period of 18 months after the term of this Agreement. After the term of this contract the Consultant will be paid In accordance with the provisions of this Section 5(a), the Company shall calculate a Commission Entitlement (as defined below) for the Consultant, provided that this Agreement has not been terminated prior to any of the dates utilized in such calculations as set forth herein.

            (ii) An assigned customer is created by attachment to this document or submission by the Consultant of a letter or email identifying Contracts that have been initiated and are being negotiated by the Consultant for the Company. The company will respond with an email or written document within 5 days with confirmation of assignment or the account will be assigned or the fact that this account is not available.


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            (iii) Only an authorized  officer of the Company can sign a contract or customer agreement. The consultant will present contracts or customer agreements for signature.

            (iv) As used in this Section 5, the following term has the indicated meaning:

                  "Actual Cash  Collections"  of the Company for any period with respect to a assigned Customer means the difference between (A) the gross cash collections actually received by the Company from such assigned Customers during such period and (B) all sales, use or similar taxes and third party commissions payable by the Company for such period with respect to such period and any discounts or allowances accrued by the Company during such period with respect to such assigned Customer.

            (v) Within fifteen (15) days after the end of each calendar month, the Company shall calculate an amount for such calendar month that equals the percentages provided under Section 5(a)(i) of the Actual Cash Collections of the Company and shares to be paid from all Agreements resulting from introductions or to assigned Clients during such calendar month (the "Commission Entitlement");

            (vi) The Company shall satisfy any Commission Entitlement Subject to the provisions of Section 5(a)(iv):

                  (A) Within  thirty  (30) days  after the end of each  calendar month, the Company shall pay or issue to Consultant the Commission Entitlement in a cash payment.

                  (B) Any  equity  issued  as  compensation  will be  restricted common shares under SEC Rule 144, with standard registration rights, piggy back registration rights and tag along rights.

            (vii) The Consultant acknowledges that the Consultant will be solely responsible for calculating and paying all applicable federal, state and local income taxes with respect to any and all payments.


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5.1 EXPENSES.

Consultant will be reimbursed for pre-approved travel and lodging expenses. This pre-approval can be verbal or in the form of an email from the Company to Consultant upon appropriate e-mail request from Consultant.

6. CONFIDENTIALITY.

During the term of this Agreement, and thereafter for a period of two (2) years, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

A. Is disclosed by Company without restriction,

B. Becomes publicly available through no act of Consultant;

C. Is rightfully received by Consultant from a third party.


7. TERMINATION.

This agreement can be terminated by mutual agreement or:

A. This Agreement may be terminated by the Company as follows:

i. Breach or default of any obligation of Consultant pursuant to Section 6, Confidentiality, of this Agreement.

ii. The company decides to cancel the agreement after 180 days, with 60 days prior notice.

iii. Breach or default by Consultant of any other material obligation in this Agreement, which breach or default is not cured within fifteen (15) days of written notice from the Company.

B. Consultant may terminate this Agreement as follows:

i. Breach or default of any material obligation of Company, which breach or default is not cured within fifteen (15) days of written notice from Consultant.

ii. If Company files protection under the federal bankruptcy laws or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.


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8. INDEPENDENT CONTRACTOR.

Consultant is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.


9. TOOLS AND SUPPLIES.

Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.


10. CONTROLLING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.


11. HEADINGS.

The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.


12. FINAL AGREEMENT.

This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.


13. NOTICES.

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

                           If to Consultant:
                                    InteSec Group LLC
                                    PO Box 681
                                    Ridgewood NJ 07451
                                    ATT: John L Kaufman, Managing Member

                           If to Company:
                                    LMIC Manufacturing, Inc.
                                    6435 Virginia Manor Road
                                    Beltsville, MD  20705
                                    Attention: Luis P. Negrete, President & CEO


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14. SEVERABILITY.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.


IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


InteSec Group LLC                       LMIC Manufacturing, Inc.




By: /s/John L. Kaufman                 By: /s/ Luis P. Negrete
   ---------------------------             ---------------------------
   John L. Kaufman                         Luis P. Negrete
   Managing Member                         President & CEO



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                                  Attachment 1

             Assigned Accounts, for Domestic US-based contracts only
               (or their surviving entities if merged or acquired)

1.    United States Federal, State and Local Governments (50 States)

2.    National Guard (50 States)

3.    Lockheed Martin

4.    Boeing

5.    Amtrak

6.    Computer Science Corporation (CSC)

7.    Tyco / ADT

8.    Koch Industries

9.    Northrop Grumman (TRW)

10.   US Army

11.   US Navy

12.   US Air Force

13.   US Secret Service

14.   National Security Agency (NSA)

15.   Central Intelligence Agency (CIA)

16.   Department of Energy (DOE)

17.   Department of Transportation (DOT)

18.   Federal Aviation Administration (FAA)

19.   Federal Bureau of Investigation (FBI)

20.   Bureau of Printing and Engraving

21.   US Department of State

22.   NY/NJ Port Authority

23.   Metropolitan Transportation Authority of New York (MTA)

24.   EDS

25.   E-Systems

26.   L-3 Communications Corporation

27.   Electric Fuel Corporation



Excluded are:

1.    All non US domestic contracts

2.    Existing relationship with:

      a.    National Security Agency, Fort Meade, Maryland

      b.    Northrop Grumman (TRW), BWI Airport Plant

      c. Subcontract with the US Army through Voxtek, a division of Marine Acoustics

      d.    Subcontract with the Naval Research Lab through DePaul